Exhibit 10.1

December 14, 2009

[Name]

1195 NW Compton Dr.

Beaverton, OR 97006

Re:	Repurposing Performance Shares

Dear [Name]:

As you are already aware, on November 20, 2009 the Compensation Committee of the Board of Directors of Planar Systems, Inc. (the “Company”) approved an amendment to your outstanding performance shares listed below (the “Award(s)”) to repurpose them so that the number of repurposed shares set forth below (the “Repurposed Award(s)”) will no longer be performance shares that vest based on the achievement of certain share price goals as set forth on the applicable Performance Share Agreement and Notice of Grant, but will instead vest based on your continued service to the Company on the terms and conditions set forth in the Restricted Stock Award Agreement attached as Appendix A to this letter.

Grant Date	Target Number of Performance Shares	Performance Period	Number of Performance Shares Repurposed with Time-Based Vesting
October 10, 2008		FY 2009 through FY 2010	106,667

To acknowledge your agreement with this amendment, including the terms and conditions set forth in the Restricted Stock Award Agreement attached as Appendix A to this letter, which governs your Repurposed Award(s) effective as of November 20, 2009, please sign and deliver to me the Acknowledgment contained in the extra copy of this letter provided for that purpose confirming your agreement to the amendment and the terms of this letter and the Restricted Stock Award Agreement attached as Appendix A to this letter.

Please do not hesitate to contact me or Steve Going if you have any questions regarding this matter.

Very truly yours,

Planar Systems, Inc.

[CEO or Secretary]

ACKNOWLEDGED AND ACCEPTED:

[Name]

APPENDIX A

FORM OF RESTRICTED STOCK AWARD AGREEMENT

PLANAR SYSTEMS, INC.

RESTRICTED STOCK AWARD AGREEMENT

TO: [Name]	Effective Date: November 20, 2009

We are pleased to inform you that the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Planar Systems, Inc. (the “Company”) has approved management’s recommendation for an award of          shares (the “Shares”) of the Company’s common stock. This award (the “Award”) is subject to the following terms and conditions.

VESTING. The Shares will vest and become deliverable to you on a three year schedule, with one twelfth of the Shares vesting on the last day of each fiscal quarter beginning on December 25, 2009 and ending on the last day of Fiscal 2012; provided, however, that through September 24, 2010 the Shares shall remain subject to Section 4 of the Performance Share Agreement under which rights to the Shares were initially granted in October 2008.

The Shares subject to this Agreement may not be sold, assigned, transferred, pledged or otherwise encumbered (either voluntarily or by operation of law) until the Shares are vested and delivered to you. After the Shares are vested and delivered to you, you shall become the owner of the Shares free of all restrictions otherwise imposed by this Agreement. Notwithstanding any other provision of this Agreement, the Committee may at any time, in its sole discretion, accelerate the date of vesting and delivery of all or a portion of the Shares subject to this Award.

VOTING RIGHTS. You will be entitled to vote the Shares before the Shares have vested and been delivered to you to the same extent as would have been applicable to you if you were then vested in the Shares; provided, however, that you will not be entitled to vote the Shares with respect to record dates for such voting rights arising prior to the Effective Date, or with respect to record dates occurring on or after your Date of Termination (as defined below).

DEPOSIT OF SHARES. Shares shall be issued you as soon as practicable after the Effective Date via Book Entry made by The Company’s designated stock transfer agent. The stock transfer agent will hold Shares in Book Entry form until the possibility of forfeiture has lapsed. Certificates for Shares shall then be issued in your name and delivered to the registered owner as soon as practicable. If forfeiture occurs, the Book Entry covering the forfeited shares shall be promptly canceled by The Company via written instruction to the transfer agent without additional authorization from you. While the transfer agent holds the shares in Book Entry form, you may exercise voting and other shareholder rights.

WITHHOLDING TAXES. As a condition to the delivery of the Shares, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the vesting and delivery of the Shares. At your request, the Company shall withhold such number of Shares as instructed by you to satisfy up to all of your minimum anticipated tax liability arising in connection with the vesting of the Shares. The calculation of your anticipated tax liability shall be made by the Company, and the withheld Shares shall be valued at the most recent closing price of the Common Stock.

1 – RESTRICTED STOCK AWARD AGREEMENT

TERMINATION. Subject to the paragraph above entitled “VESTING” and the applicable terms and conditions of any employment or severance agreement between you and the Company, if your employment with the Company terminates for any reason, including death or disability (the “Date of Termination”), then this Award shall immediately expire and no additional Shares shall be vested or delivered to you pursuant to this Award and you shall forfeit all Shares that are not vested before the Date of Termination. Your Date of Termination for purposes of this Agreement shall be determined by the Committee, which determination shall be final.

TRANSFERABILITY OF AWARD. This Award and the rights and privileges conferred hereby may not be sold, transferred, assigned, pledged, encumbered or hypothecated in any manner (whether by operation of law or otherwise) and any such attempted action shall be null and void. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns. Notwithstanding the foregoing, to the extent permitted by applicable law and regulation, the Company, in its sole discretion, may permit you to transfer this Award and the rights and privileges conferred hereby.

CONTINUATION OF RELATIONSHIP. Nothing in this Award will confer upon you any right to continue in the employ or other relationship of the Company, or to interfere in any way with the right of the Company to terminate your employment or other relationship with the Company at any time.

DIVIDENDS. The Company shall retain cash or stock dividends declared on the Shares, if any, for your account. Cash dividends paid with respect to Shares will be paid to you in a lump sum upon the vesting of such Shares, subject to the withholding requirements associated with this Award. Stock received upon payment of stock dividends shall be issued via Book Entry made by the Company’s designated stock transfer agent, and will be held in Book Entry form until the possibility of forfeiture with respect to the relevant Shares has lapsed. You shall have no right to receive retained cash or stock dividends with respect to Shares that do not vest or are otherwise forfeited.

SECURITIES LAW COMPLIANCE. Notwithstanding any other provision of this Award, you may not sell any Shares unless they are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, The Company has determined that such sale would be exempt from the registration requirements of the Securities Act. The sale of the Shares must also comply with other applicable laws and regulations governing the Shares, and you may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

STOP TRANSFER INSTRUCTIONS. You understand and agree that, in order to ensure compliance with the restrictions referred to in this Award, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own

2 – RESTRICTED STOCK AWARD AGREEMENT

securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of the terms of this Award or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of the terms of this Award.

SECTION 83(b) ELECTION FOR SHARES. You understand that under Section 83(a) of the Internal Revenue Code (the “Code”), the excess of the Fair Market Value of the Shares on the date the forfeiture restrictions lapse over the purchase price, if any, paid for such Shares will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any unvested Shares upon termination of your employment with the Company or any subsidiary of the Company. You understand that you may elect under Section 83(b) of the Code to be taxed at the time the Shares are acquired, rather than when and as the Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the Effective Date of the Award of Shares as set forth above.

You understand that (a) you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Shares are subsequently forfeited to the Company and (b) the 83(b) Election may cause you to recognize more ordinary income than you would have otherwise recognized if the value of the Shares subsequently declines.

THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A. YOU UNDERSTAND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Award falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the purchase of the Shares under this Award and does not purport to be complete.

YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH YOU MAY RESIDE.

You agree that to deliver to the Company a copy of the 83(b) Election attached hereto as Exhibit A if you choose to make such an election.

INDEPENDENT TAX ADVICE. You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the

3 – RESTRICTED STOCK AWARD AGREEMENT

Shares. Prior to executing this Award, you have either has consulted with a competent tax advisor independent of the Company or any subsidiary of the Company to obtain tax advice concerning the Shares in light of your specific situation or has had the opportunity to consult with such a tax advisor but chose not to do so.

DETERMINATION OF COMMITTEE TO BE FINAL. The administration of this Award and all determinations referred to herein or otherwise will be made by the Committee, and such determinations will be final, binding and conclusive.

ADJUSTMENTS UPON CHANGES IN CAPITAL. The aggregate number of Shares covered by this Award will be proportionally adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split-up or consolidation of Shares or any like capital adjustments, or the payment of any stock dividend.

Please execute the Agreement in the space below and return it to the undersigned.

Very truly yours,

PLANAR SYSTEMS, INC.

By:
[CEO or Secretary]
Title

AGREED AND ACCEPTED:

By:
[Name]

4 – RESTRICTED STOCK AWARD AGREEMENT

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares of the common stock of Planar Systems, Inc., an Oregon corporation (the “Company”).

3.	The date on which the property was transferred is: November 20, 2009.

4.	The property is subject to the following restrictions:

The property is subject to a right pursuant to which taxpayer forfeits the rights in and to the shares of common stock if for any reason taxpayer’s service with the Company is terminated prior to three years from the date on which the property was transferred. The forfeiture right lapses in a series of equal quarterly installments over a three-year period ending on September 28, 2012.

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: .

6.	The amount (if any) paid for such property is: $0

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

5 – RESTRICTED STOCK AWARD AGREEMENT

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
[Name]

6 – RESTRICTED STOCK AWARD AGREEMENT